FIRST AMENDMENT
                                       TO
                GENERAL CREDIT AND SECURITY AGREEMENT AND WAIVER

         THIS FIRST AMENDMENT TO GENERAL CREDIT AND SECURITY AGREEMENT AND WAIVER, dated as of November 8, 1996 (the "Amendment"), between APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (the "Borrower") and SPECTRUM COMMERCIAL SERVICES, A DIVISION OF LYON FINANCIAL SERVICES, INC., the successor to Spectrum Commercial Services, Inc. ("Spectrum, Inc.") with Lyon Financial Services, Inc. (the "Lender").

                                    RECITALS:

         A. The Borrower and the Lender, as the successor to Spectrum, Inc., are parties to that certain General Credit and Security Agreement, dated as of August 30, 1996 (the "Original Agreement").

         B. The Borrower has requested the Lender to amend certain provisions of the Original Agreement.

         C. Subject to the terms and conditions of this Amendment, the Lender will agree to the Borrower's foregoing requests.

         NOW, THEREFORE, the parties agree as follows:



         1. DEFINED TERMS. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby.

         2. AMENDMENT. The Original Agreement is hereby amended as follows:

                  (a) The definitions of "Borrowing Base," "Guarantor," "Guaranties," "Loan Documents," and "Net Income" appearing in Paragraph 2 are respectively amended in their entirety to read as follows:

                           "'Borrowing Base' shall mean the sum of (i) Eighty
                  percent (80%) of the net amount of Eligible Receivables or such greater or lesser percentage as Lender, in its sole discretion, shall deem appropriate, plus (ii) the lesser of
                  (x) One Hundred Fifty Thousand and No/100ths Dollars ($150,000) or (y) Twenty Five percent (25%) of the net amount of Eligible Inventory, or such greater or lesser dollars and/or percentage as Lender, in its sole discretion, shall deem appropriate, plus (iii) One Hundred Sixty Four Thousand and No/100ths ($164,000.00) for liquidation value of equipment or such greater or lesser dollars as Lender, in its sole discretion shall deem appropriate, plus (iv) Six Hundred Fifty Thousand and No/100ths ($650,000.00) for the value of the Mortgaged Premises or such greater or lesser dollars as Lender, in its sole discretion, shall deem appropriate.

                           'Guarantor" shall mean EDWARD R. CAMERON, APPLIANCE
                  RECYCLING CENTERS OF AMERICA, CALIFORNIA, INC., ARCA OF ST. LOUIS, INC., and ARCA-MARYLAND, INC. and any other Person who enters into a Guaranty hereof.

                           'Guaranty(ies)' shall mean individually or
                  collectively, as the case may be, the separate Guaranties dated as of August 30, 1996 separately made by each of the Guarantors in favor of Lender and any other agreement whereby a Person guarantees the payment or performance of any of the Obligations.

                           'Loan Document(s)' shall mean individually or
                  collectively, as the case may be, this Agreement, the Note, the Guaranties, the Subsidiary Security Agreements, the Mortgage, the Assignment of Leases and Rents, the Indemnity Agreement and any and all other documents executed, delivered or referred to herein or therein, as originally executed and as amended, modified or supplemented from time to time.

                           'Net Income' or 'Net Loss' for any period shall mean
                  net income or loss for such period, determined in accordance with GAAP excluding, however, (i) extraordinary gains, and
                  (ii) gains (whether or not extraordinary) from sales or other dispositions of assets other than the sale of Inventory in the ordinary course of Borrower's business; and (iii) provisions for income taxes."

                  (b) The definition of "Maximum Principal Amount" appearing in Paragraph 2 is amended by changing the amount "One Million Five Hundred Thousand and No/100ths Dollars ($1,500,000.00)" to the amount "Two Million and No/100ths Dollars ($2,000,000.00)".

                  (c) Paragraph 2 is further amended by adding the following definitions of "Assignment of Leases and Rents," "Indemnity Agreement," "Mortgage" and "Subsidiary Security Agreement(s)" in proper alphabetical order:

                           "'Assignment of Leases and Rents' shall mean that
                  certain Assignment of Leases and Rents dated as of November 8, 1996 made by the Borrower in favor of Lender relating to the Mortgaged Premises.

                           'Indemnity Agreement' shall mean that certain
                  Environmental and ADA Indemnification Agreement dated as of November 8, 1996 made by the Borrower and the Guarantors in favor of Lender relating to the Mortgaged Premises.

                           'Mortgage' shall mean that certain Combination
                  Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Financing Statement dated as of November 8, 1996 made by the Borrower in favor of Lender subjecting the property described therein as the 'Mortgaged Premises' (the 'Mortgaged Premises') to a Security Interest in favor of Lender.

                           'Subsidiary Security Agreement(s)' shall mean
                  individually or collectively, as the case may be, the separate Security Agreements dated as of August 30, 1996 separately made by each of the Borrower's Subsidiaries in favor of Lender."

                  (d) Paragraph 5 is amended by changing: (i) the percentage over the Prime Rate applicable when no Event of Default has occurred from "Four Percent (4%)"to the percentage "Five Percent (5%)"; and (ii) the amount of minimum interest from "$7,500.00" to "10,000.00".

         (e) Paragraph 17(i) is amended in its entirety to read as follows:

                           "(i) Pay Lender, for the period commencing on the
                  date of this Agreement and continuing through the Termination Date, a non-refundable line maintenance fee (the "Line Maintenance Fee") at the rate of 1.0% per annum of the Maximum Principal Amount. Such Line Maintenance Fee shall be payable to Lender in advance on the Closing Date and on each subsequent anniversary date of this Agreement until all amounts owing hereunder are repaid in full. The Line Maintenance Fee shall be non-refundable and shall be deemed earned when paid.

                  Notwithstanding the above subparagraph, the Line Maintenance Fee for the first fiscal quarter of 1997 shall be increased from 1.0% per annum to 2.0% per annum as follows: (x) if Net Income is projected for fiscal year 1996 on Borrower's projected income statement (the "Projected Income Statement') attached as Exhibit C (Amended 11/96) to that certain First Amendment to General Credit and Security Agreement and Waiver dated as of November 8, 1996 (the 'First Amendment') between Borrower and Lender and Borrower's 1996 Net Income shall fail to meet or exceed a figure which is 90% of the projected Net Income for 1996; or (y) if Net Loss is projected for fiscal year 1996 on Borrower's Projected Income Statement and Borrower's 1996 Net Loss is greater than (ie. a greater negative number than) One Hundred Ten Percent (110%) of its projected Net Loss for 1996. Borrower shall immediately pay to Lender, on demand, the amount of any deficiency in the Line Maintenance Fee previously paid with respect to such quarter.

                  Notwithstanding the above, the Line Maintenance Fee for any subsequent fiscal quarter of 1997 or thereafter shall be increased from 1.0% per annum to 2.0% per annum as follows:
                  (x) if Net Income is projected for that fiscal quarter on the Projected Income Statement and Borrower's Net Income for that quarter shall fail to meet or exceed a figure which is 85% of the projected Net Income for that quarter; or (y) if Net Loss is projected for that fiscal quarter on Borrower's Projected Income Statement and Borrower's Net Loss for that quarter is greater than (ie. a greater negative number than) One Hundred Fifteen Percent (115%) of its projected Net Loss for that quarter. Borrower shall immediately pay to Lender, on demand, the amount of any deficiency in the Line Maintenance Fee previously paid with respect to such quarter.

                  (f) Paragraph 17(l) is amended in its entirety to read as follows:

                           "(l) At the end of each quarter of Borrower's fiscal
                  year: (w) if Net Income is projected for such quarter on Borrower's Projected Income Statement, then Borrower must achieve Seventy-Five Percent (75%) of its projected Net Income and gross profit for that fiscal quarter; (x) if Net Loss is projected for such quarter on Borrower's Projected Income Statement, then Borrower must achieve either Net Income or a Net Loss which is no greater than (ie. a greater negative number than) One Hundred Twenty-Five Percent (125%) of its projected Net Loss for that fiscal quarter; (y) if Net Income is projected for the fiscal year to date through the end of that quarter on Borrower's Projected Income Statement, then Borrower must achieve Seventy-Five Percent (75%) of its projected Net Income and gross profit for that fiscal year to date through the end of that fiscal quarter; or (z) if Net Loss is projected for the fiscal year to date through the end of that quarter on Borrower's Projected Income Statement, then Borrower must achieve either Net Income or a Net Loss which is no greater than (ie. a greater negative number than) One Hundred Twenty-Five Percent (125%) of its projected Net Loss for that fiscal year to date through the end of that fiscal quarter."

                  (g) Paragraph 18 is amended by removing the word "or" following subparagraph "(r)", changing the period at the end of subparagraph "(s)" to a semi-colon followed by the word "or", and by adding the following new subparagraph (t):

                           "(t) Open any more processing or servicing centers or
                  retail stores in any geographic area where Borrower or its Subsidiaries do not presently have such centers or stores as determined by the Standard Metropolitan Statistical Area for Borrower's and its Subsidiaries' respective existing centers or stores."

         (h) The "provided further" clause of Paragraph 23 beginning on the fifth line of page 24 of the Original Agreement is amended its entirety to read as follows:

                           "provided further, however, that if Borrower
                  terminates this Agreement at any time after August 30, 1997 and on or before August 30, 1998, then Borrower shall pay to Lender a prepayment charge equal to $40,000.00; provided further, however, that if Borrower terminates this Agreement at any time after August 30, 1998 and on or before August 30, 1999, then Borrower shall pay to Lender a prepayment charge equal to $35,000.00;"

         3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "Effective Date") when, and only when, the Lender shall have received counterparts of this Amendment executed by the Borrower, and the Lender shall have received all of the following, unless waived in writing by the
Lender:

                  (a) a replacement note (the "Replacement Note") in a form provided by Lender appropriately completed and duly executed by Borrower;

                  (b) an Acknowledgement and Amendment in a form provided by Lender appropriately completed and duly executed by the Guarantors;

                  (c) the Mortgage, Assignment of Leases and Rents and Indemnity Agreement in forms provided by Lender appropriately completed and duly executed by Borrower and each Guarantor which is a party thereto together with such surveys, title insurance policies, appraisals and environmental audits as Lender may require;

                  (d) a copy of the Borrower's and each corporate Guarantor's corporate resolutions authorizing the execution, delivery and performance of this Amendment and the other documents required to be executed and/or delivered by the terms hereof, certified by the Secretary or an Assistant Secretary of the Borrower or the relevant corporate Guarantor, as the case may be;

                  (e) an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower and each corporate Guarantors authorized to execute this Amendment and the other documents required to be executed and/or delivered by the terms hereof, certified by the Secretary or an Assistant Secretary of the Borrower or the relevant corporate Guarantor, as the case may be;

                  (f) a certificate stating to the effect that there has been no further change in the Borrower's or any corporate Guarantor's articles or certificate of incorporation or bylaws previously delivered to the Lender, certified by the Secretary or an Assistant Secretary of the Borrower or the relevant corporate Guarantor, as the case may be;

                  (g) payment in immediately available funds of a closing fee of $20,000.00; and

                  (h) such other documents or items as the Lender may reasonably request.

         4. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Amendment, the Borrower represents and warrants to Lender as follows:

                  (a) The execution, delivery and performance by the Borrower of this Amendment, the Replacement Note and any other documents required to be executed and/or delivered by the Borrower by the terms of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property;

                  (b) The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date except to the extent that such representations and warranties relate solely to an earlier date;

                  (c) (i) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by Lender for payment of the obligations now or hereafter arising under the Original Agreement as amended by this Amendment or any other Loan Document; and (ii) the Borrower hereby releases and forever discharges Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Loan Documents and the transactions related thereto;

                  (d) The Original Agreement as amended by this Amendment, the Replacement Note and the other Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

                  (e) After giving effect to this Amendment, there does not exist any Default or Event of Default.

         5.       REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) From and after the date of this Amendment, each reference in: (i) the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Original Agreement, and each reference to the "Loan Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Original Agreement or any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and (ii) any Loan Document to the "Note", "thereunder", "thereof", "therein" or words of like import referring to the Note shall mean and be a reference to the Replacement Note.

                  (b) Except as specifically set forth above, the Original Agreement remains in full force and effect.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Original Agreement or any other Loan Document, nor constitute a waiver of any provision of the Original Agreement or any such other Loan Document.

         6. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including Lender's reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and the Borrower agrees to hold Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower's paying or omission to pay, such taxes or fees.

         7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

         8. HEADINGS. Paragraph headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

         10. WAIVERS. On the Effective Date, Lender waives the Borrower's compliance with Paragraph 17(l) through November 8, 1996. Lender's waiver is limited to the specific Defaults or Events of Default described above and is not intended, and shall not be construed, to be a general waiver of any term or provision of the Original Agreement or a waiver of any other existing or future Default or Event of Default.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.



                          APPLIANCE RECYCLING CENTERS OF AMERICA, INC.


                          By
                          Its


                          SPECTRUM COMMERCIAL SERVICES, A DIVISION OF LYON
                              FINANCIAL SERVICES, INC.


                          By
                          Its


                     GUARANTOR ACKNOWLEDGMENT AND AMENDMENT

         Each of the undersigned (individually a "Guarantor" and collectively the "Guarantors) has entered into a certain Guaranty, dated as of August 30, 1996 (such Guarantor's "Guaranty") pursuant to which such Guarantor has guaranteed the payment and performance of certain "Indebtedness" of Appliance Recycling Centers of America, Inc., a Minnesota corporation ("Borrower") to Spectrum Commercial Services, Inc. ( "Spectrum, Inc."), which Indebtedness includes, without limitation, all obligations of Borrower under that certain General Credit and Security Agreement dated as of August 30, 1996 between the Borrower and Spectrum, Inc. (the "Original Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined).

         Each of the Guarantors hereby acknowledges that: (a) subsequent to the date of the Original Agreement, Spectrum, Inc.'s rights under the Original Agreement and the other Loan Documents were assigned (the "Assignment") to Lyon Financial Services, Inc. ("Lyon") and that, as a result of the Assignment, Lyon is the "Lender" under the Original Agreement and has succeeded to Spectrum, Inc.'s rights under the other Loan Documents so that each reference to the "Lender", "SPECTRUM", "Secured Party" or other reference to Spectrum, Inc. in the Original Agreement or any other Loan Document shall mean and be a reference to Lyon acting in the described capacity; and (b) such Guarantor has received a copy of the proposed First Amendment to General Credit and Security Agreement and Waiver, to be dated as of November 8, 1996 (the "Amendment").

         Each of the Guarantors hereby agrees and acknowledges that neither the Merger nor the Amendment shall in any way impair or limit the right of the Lender under such Guarantor's Guaranty or any other Loan Document to which such Guarantor is a party and confirms that: (a) by such Guarantor's Guaranty, such Guarantor continues to guaranty payment and performance of the "Indebtedness" of the Borrower to Lender described in such Guarantor's Guaranty, including, without limitation, Borrower's obligations to Lender under the Original Agreement as amended by the Amendment; and (b) with respect to each corporate Guarantor, by such Guarantor's Subsidiary Security Agreement, such Guarantor continues to grant a security interest in the "Collateral" described in such Guarantor's Subsidiary Security Agreement to secure the payment and performance of the "Obligations" described therein.

         Each of the corporate Guarantors hereby agrees that:

                  (a) its Guaranty is amended by adding the following new
         Section 16:

                                    "16. The provisions of this guaranty are
                           severable, and in any action or proceeding involving any State corporate law, or any State or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the undersigned hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of the undersigned's liability under this guaranty, then, notwithstanding any other provision of this guaranty to the contrary, the amount of such liability shall, without any further action by the undersigned, SPECTRUM or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding." and

                  (b) its Subsidiary Security Agreement is amended by adding the following new Section 8:

                                    "8. The provisions of this Agreement are
                           severable, and in any action or proceeding involving any State corporate law, or any State or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Debtor hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of Debtor's liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Debtor, the Secured Party or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding."

         Each of the Guarantors: (a) represents and warrants to Lender that no events have taken place and no circumstances exist at the date hereof which would give such Guarantor the right to assert a defense, offset or counterclaim to any claim by Lender for payment of the obligations now or hereafter arising under the Guaranty or any other Loan Document to which such Guarantor is a party; and (ii) hereby releases and forever discharges Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which such Guarantor ever had or now has against Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to Borrower or the Guarantors in connection with the Loan Documents and the transactions related thereto.


                                   Edward R. Cameron



                                   Appliance Recycling Centers of America,
                                   California, Inc.



                                   By;
                                   Its:


                                   ARCA of St. Louis, Inc.



                                   By;
                                   Its:


                                   ARCA-Maryland, Inc.



                                   By;
                                   Its:

Accepted and Agreed to this 8th day of November, 1996

Spectrum Commercial Services, a division of Lyon
Financial Services, Inc.


By:
Its: